UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

On February 13, 2017, Michael Stoppelman notified Yelp Inc. (the “Company”) of his decision to step down from his position as Senior Vice President, Engineering, effective March 2, 2017. On February 17, 2017, the Company entered into a transition agreement (the “Agreement”) with Mr. Stoppelman, pursuant to which he will remain employed by the Company in an advisory capacity to ensure a smooth transition through the earlier of (a) December 10, 2017 or (b) the date he begins providing services to another company (the “Separation Date”). Mr. Stoppelman will continue vesting in his outstanding equity awards and receiving his current health benefits through the Separation Date, and will be paid at an hourly rate equivalent to his current annualized base salary of $325,000 for hours worked after March 2, 2017.

The foregoing is only a brief description of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Executive Compensation

On February 14, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”), pursuant to the authority delegated to it by the Board, approved compensation arrangements for the Company’s 2016 named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”)), with the exceptions of Charles Baker, whose compensation was set at the time he joined the Company in April 2016, and Mr. Stoppelman, who is transitioning out of the Company (collectively, the “Executive Officers”).

Base Salaries

The Compensation Committee determined not to make any changes to the Executive Officers’ annual base salaries at this time. Accordingly, each Executive Officer’s base salary will remain at its current level, as set forth in the table below.

Equity Awards

The Compensation Committee approved the grant of (a) options to purchase shares of the Company’s common stock (the “Options”) and (b) restricted stock units covering shares of the Company’s common stock (the “RSUs,” and together with the Options, the “Equity Awards”) to the Executive Officers, as set forth in the table below.

The Compensation Committee granted the Equity Awards pursuant to, and in accordance with the terms and conditions of, the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”), the forms of Option Agreement and Grant Notice (together, the “Option Agreements”) and the forms of RSU Agreement and Grant Notice (together, the “RSU Agreements”) previously filed with the SEC. The grant date of the Equity Awards will be March 1, 2017, and each option will have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on that date, representing the fair market value of the Company’s common stock as determined under the terms of the Plan. Each Option will have a term of 10 years from the date of grant.

		Annual
Named Executive Officer	Title	Base Salary	Options		RSUs
Jeremy Stoppelman	Chief Executive Officer	$1.00	347,650	(1)	—
			305,950	(2)	—
Joseph R. (“Jed”) Nachman	Chief Revenue Officer	$325,000.00	83,450	(2)	38,628	(3)
Laurence Wilson	Senior Vice President, Legal and User	$325,000.00	20,900	(2)	28,971	(3)
	Operations, General Counsel and Secretary

(1)	The shares underlying this Option will vest over 36 months following the date of grant, as follows: (a) 35% of the shares underlying the Option will vest ratably on a monthly basis over the first 12 months following the date of grant; (b) 45% of the shares underlying the Option will vest ratably on a monthly basis over the subsequent 12 months; and (c) the remaining 20% of the shares underlying the Option will vest ratably on a monthly basis over the subsequent 12 months, such that the Option will be fully vested by the third anniversary of the date of grant, provided that Mr. Stoppelman is providing services to the Company at the time of each such vesting.

(2)	1/48th of the shares underlying this Option will vest each month for four years following the date of grant, provided that such Executive Officer is providing services to the Company at the time of each such vesting.

(3)	The shares subject to this RSU vest in equal quarterly installments over four years from the date of grant, provided that such Executive Officer is providing services to the Company at the time of each such vesting.

The foregoing is only a brief description of the material terms of the Options and RSUs, does not purport to be complete and is qualified in its entirety by reference to the Plan, Option Agreements and RSU Agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Transition Agreement, dated February 17, 2017, by and between Yelp Inc. and Michael Stoppelman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2017	YELP INC.

	By:	/s/ Laurence Wilson
Laurence Wilson
Senior Vice President & General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Transition Agreement, dated February 17, 2017, by and between Yelp Inc. and Michael Stoppelman.